USANA Health Sciences Reports Second Quarter 2024 Results

SALT LAKE CITY, July 23, 2024 (BUSINESS WIRE)—USANA Health Sciences, Inc. (NYSE: USNA) today announced financial results for its fiscal second quarter ended June 29, 2024.

Key Financial & Operating Results
•Second quarter net sales were $213 million versus $238 million during Q2 2023.
•Second quarter diluted EPS was $0.54 as compared with $0.89 during Q2 2023.
•Company updates fiscal year 2024 net sales and diluted EPS outlook to $850 million to $880 million and $2.40 to $2.55 (previously $850 million to $920 million and $2.40 to $3.00).

Q2 2024 Financial Performance

Consolidated Results
Net Sales	$213 million	•-11% vs. Q2 2023
		•-8% constant currency vs. Q2 2023
		•-7% sequentially
		•-6% constant currency sequentially
		•-$5 million YOY FX impact, or -2%
Diluted EPS	$0.54	•-39% vs. Q2 2023
		•-37% sequentially
Active Customers	468,000	•-4% vs. Q2 2023
		•-5% sequentially

“Second quarter operating results were below our expectations,” said Jim Brown, President and Chief Executive Officer.

“Ongoing macroeconomic pressures in several of our key markets continue to impact consumer spending. This in turn creates challenges in our ability to attract and engage new customers and generate sales momentum. To counter these challenges, we have made several strategic changes in our business over the past few quarters, including (i) restructuring our commercial team, (ii) heightening our focus on product innovation, (iii) increasing our efforts to engage our sales leaders with an Associate-first approach, (iv) expanding into India, and (v) evaluating more business development activities.

“Next month, we will be hosting our Americas & Europe Convention in Las Vegas, Nevada along with other Associate engagement-focused events in the back half of the year. We are also planning to offer a more robust promotional calendar throughout the remainder of the year.”

Q2 2024 Regional Results:

Asia Pacific Region
Net Sales	$171 million	•-12% vs. Q2 2023
		•-9% constant currency vs. Q2 2023
		•-8% sequentially
		•80% of consolidated net sales
Active Customers	369,000	•-4% vs. Q2 2023
		•-7% sequentially
Asia Pacific Sub-Regions
Greater China
Net Sales	$116 million	•-10% vs. Q2 2023
		•-8% constant currency vs. Q2 2023
		•-9% sequentially
Active Customers	250,000	•Flat vs. Q2 2023
		•-9% sequentially
North Asia
Net Sales	$20 million	•-23% vs. Q2 2023
		•-19% constant currency vs. Q2 2023
		•-8% sequentially
Active Customers	42,000	•-18% vs. Q2 2023
		•-7% sequentially
Southeast Asia Pacific
Net Sales	$35 million	•-10% vs. Q2 2023
		•-7% constant currency vs. Q2 2023
		•-2% sequentially
Active Customers	77,000	•-6% vs. Q2 2023
		•+1% sequentially

Americas and Europe Region
Net Sales	$42 million	•-5% vs. Q2 2023
		•-5% constant currency vs. Q2 2023
		•-1% sequentially
		•20% of consolidated net sales
Active Customers	99,000	•-4% vs. Q2 2023
		•Flat sequentially

Balance Sheet and Share Repurchase Activity
The Company generated $8 million in operating cash flow during second quarter and ended the quarter with $332 million in cash and cash equivalents while remaining debt-free. The Company did not repurchase any shares during the quarter. As of June 29, 2024, the Company had approximately $62 million remaining under the current share repurchase authorization.

Fiscal Year 2024 Outlook
The Company is updating its net sales and earnings per share outlook for fiscal year 2024, as follows:

Fiscal Year 2024 Outlook
	Revised Range	Previous Range
Consolidated Net Sales	$850 - $880 million	$850 - $920 million
Diluted EPS	$2.40 - $2.55	$2.40 - $3.00

“While we anticipated lower sequential operating results following a successful promotional period in the first quarter, lower than anticipated active customer counts negatively impacted our second quarter results,” said Doug Hekking, Chief Financial Officer. “Additionally, the strengthening of the U.S. dollar created downward pressure on both net sales and operating margin during the quarter.”

Mr. Hekking continued, “We are revising our fiscal 2024 outlook to reflect year-to-date operating results, our expectation for a continued challenging operating environment across many of our markets, higher than anticipated unfavorable currency exchange rate impact on operating results, and an increased effective tax rate. We recognize the need to continue investing in strategic initiatives while also aligning costs with sales performance. Our balance sheet remains strong with $332 million of cash, zero debt, and we continue to generate solid cash flow.”

Management Commentary Document and Conference Call
For further information on the USANA’s operating results, please see the Management Commentary document, which has been posted on the Company’s website (http://ir.usana.com) under the Investor Relations section. USANA’s management team will hold a conference call and webcast to discuss today’s announcement with investors on Wednesday, July 24, 2024 at 11:00 AM Eastern Time. Investors may listen to the call by accessing USANA’s website at http://ir.usana.com. The call will consist of brief opening remarks by the Company’s management team, followed by a questions and answers session.

Non-GAAP Financial Measures
The Company prepares its financial statements using U.S. generally accepted accounting principles (“GAAP”). Constant currency net sales, earnings, EPS and other currency-related financial information (collectively, “Financial Results”) are non-GAAP financial measures that remove the impact of fluctuations in foreign-currency exchange rates (“FX”) and help facilitate period-to-period comparisons of the Company’s Financial Results that we believe provide investors an additional perspective on trends and underlying business results. Constant currency Financial Results are calculated by translating the current period's Financial Results at the same average exchange rates in effect during the applicable prior-year period and then comparing this amount to the prior-year period's Financial Results.

About USANA
USANA develops and manufactures high-quality nutritional supplements, functional foods and personal care products that are sold directly to Associates and Preferred Customers throughout the United States, Canada, Australia, New Zealand, Hong Kong, China, Japan, Taiwan, South Korea, Singapore, Mexico, Malaysia, the Philippines, the Netherlands, the United Kingdom, Thailand, France, Belgium, Colombia, Indonesia, Germany, Spain, Romania, Italy, and India. More information on USANA can be found at www.usana.com.

Safe Harbor
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Our actual results could differ materially from those projected in these forward-looking statements, which involve a number of risks and uncertainties, including: global economic conditions generally, including continued inflationary pressure around the world and negative impact on our operating costs, consumer demand and consumer behavior in general; reliance upon our network of independent Associates; risk associated with governmental regulation of our products, manufacturing and direct selling business model in the United States, China and other key markets; potential negative effects of deteriorating foreign and/or trade relations between or among the United States, China and other key markets; potential negative effects from geopolitical relations and conflicts around the world, including the Russia-Ukraine conflict and the conflict in Israel; compliance with data privacy and security laws and regulations in our markets around the world; potential negative effects of material breaches of our information technology systems to the extent we experience a material breach; material failures of our information technology systems; adverse publicity risks globally; risks associated with commencing operations in India and future international expansion and operations; uncertainty relating to the fluctuation in U.S. and other international currencies; and the potential for a resurgence of COVID-19, or another pandemic, in any of our markets in the future and any related impact on consumer health, domestic and world economies, including any negative impact on discretionary spending, consumer demand, and consumer behavior in general. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this press release set forth our beliefs as of the date hereof. We do not undertake any obligation to update any forward-looking statement after the date hereof or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

Investor contact: Andrew Masuda

Investor Relations
(801) 954-7201
investor.relations@usanainc.com

Media contact: Amy Haran
Public Relations
(801) 954-7280

USANA HEALTH SCIENCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Quarter Ended
	June 29, 2024	July 1, 2023
Net sales	$212,869	$238,202
Cost of sales	40,333	43,326
Gross profit	172,536	194,876
Operating expenses:
Associate incentives	90,371	102,380
Selling, general and administrative	64,325	68,096
Total operating expenses	154,696	170,476
Earnings from operations	17,840	24,400
Other income (expense):
Interest income	2,763	2,224
Interest expense	(51)	(43)
Other, net	(349)	229
Other income (expense), net	2,363	2,410
Earnings before income taxes	20,203	26,810
Income taxes	9,771	9,518
Net earnings	$10,432	$17,292

Earnings per common share
Basic	$0.55	$0.89
Diluted	$0.54	$0.89

Weighted average common shares outstanding
Basic	19,073	19,321
Diluted	19,159	19,427

USANA HEALTH SCIENCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	As of June 29, 2024	As of December 30, 2023
ASSETS
Current assets
Cash and cash equivalents	$332,423	$330,420
Inventories	61,832	61,454
Prepaid expenses and other current assets	24,826	25,872
Total current assets	419,081	417,746
Property and equipment, net	97,686	99,814
Goodwill	16,837	17,102
Intangible assets, net	28,637	29,919
Deferred tax assets	18,190	13,284
Other assets*	50,988	54,892
Total assets	$631,419	$632,757

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$6,648	$10,070
Line of credit - short term	—	786
Other current liabilities	97,248	107,989
Total current liabilities	103,896	118,845
Deferred tax liabilities	4,653	4,552
Other long-term liabilities	10,662	12,158

Stockholders' equity	512,208	497,202
Total liabilities and stockholders' equity	$631,419	$632,757

*Other assets include noncurrent inventories of $3,075 and $3,128 as of 29-Jun-24 and 30-Dec-23, respectively. Total inventories were $64,907 and $64,582 as of 29-Jun-24 and 30-Dec-23, respectively.

USANA HEALTH SCIENCES, INC. AND SUBSIDIARIES
SALES BY REGION
(in thousands)
(unaudited)

	Quarter Ended				Change from prior year	Percent change	Currency impact on sales	% change excluding currency impact
	June 29, 2024		July 1, 2023
Asia Pacific
Greater China	$115,513	54.3%	$128,749	54.1%	$(13,236)	(10.3%)	$(3,085)	(7.9%)
Southeast Asia Pacific	35,402	16.6%	$39,337	16.5%	(3,935)	(10.0%)	(1,221)	(6.9%)
North Asia	19,710	9.3%	$25,529	10.7%	(5,819)	(22.8%)	(870)	(19.4%)
Asia Pacific Total	170,625	80.2%	193,615	81.3%	(22,990)	(11.9%)	(5,176)	(9.2%)
Americas and Europe	42,244	19.8%	44,587	18.7%	(2,343)	(5.3%)	(94)	(5.0%)
	$212,869	100.0%	$238,202	100.0%	$(25,333)	(10.6%)	$(5,270)	(8.4%)

USANA HEALTH SCIENCES, INC. AND SUBSIDIARIES
ACTIVE ASSOCIATES AND ACTIVE PREFERRED CUSTOMERS BY REGION
(unaudited)

Active Associates by Region(1)
(unaudited)
	As of June 29, 2024		As of July 1, 2023
Asia Pacific:
Greater China	68,000	35.2%	71,000	34.1%
Southeast Asia Pacific	52,000	27.0%	57,000	27.4%
North Asia	28,000	14.5%	33,000	15.9%
Asia Pacific Total	148,000	76.7%	161,000	77.4%

Americas and Europe	45,000	23.3%	47,000	22.6%
	193,000	100.0%	208,000	100.0%

Active Preferred Customers by Region(2)
(unaudited)
	As of June 29, 2024		As of July 1, 2023
Asia Pacific:
Greater China	182,000	66.2%	180,000	64.5%
Southeast Asia Pacific	25,000	9.1%	25,000	9.0%
North Asia	14,000	5.1%	18,000	6.4%
Asia Pacific Total	221,000	80.4%	223,000	79.9%

Americas and Europe	54,000	19.6%	56,000	20.1%
	275,000	100.0%	279,000	100.0%

(1) Associates are independent distributors of our products who also purchase our products for their personal use. We only count as active those Associates who have purchased from us any time during the most recent three-month period, either for personal use or resale.

(2) Preferred Customers purchase our products strictly for their personal use and are not permitted to resell or to distribute the products. We only count as active those Preferred Customers who have purchased from us any time during the most recent three-month period. China utilizes a Preferred Customer program that has been implemented specifically for that market.